Exhibit 5.1

Ref:       VSL/766305-000001/20271830v4

AnPac Bio-Medical Science Co., Ltd.

801 Bixing Street, Bihu County

Lishui, Zhejiang Province 323006

The People's Republic of China

23 September 2021

Dear Sirs

AnPac Bio-Medical Science Co., Ltd. (the "Company")

We have acted as British Virgin Islands legal counsel to the Company in connection with a registration statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Commission") on 23 September 2021 (the "Registration Statement") relating to the registration under the United States Securities Act of 1933, as amended, (the "Securities Act") of 1,885,300 and 1,163,500 Class A Ordinary Shares, par value US$0.01 per share (the "Shares"), issuable by the Company upon the exercise of options and pursuant to restricted share units and other awards granted under the Amended and Restated 2019 Share Incentive Plan of the Company and the Shares issuable by the Company upon the exercise of outstanding options under the 2010 Share Incentive Plan, respectively (the "Share Incentive Plans").

For the purposes of giving this opinion, we have examined copies of the Registration Statement and the Share Incentive Plans. We have also reviewed copies of the third amended and restated memorandum and articles of association of the Company as registered on 27 January 2020 (the "Memorandum and Articles") and the written resolutions of the directors of the Company dated 20 January 2010, 19 October 2015, 1 July 2017, 31 October 2019 and 5 July 2021 (the "Resolutions").

Based upon, and subject to, the assumptions and qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

1.	The Shares to be issued by the Company and registered under the Registration Statement have been duly and validly authorised.

2.	When issued and paid for in accordance with the terms of the Share Incentive Plan and in accordance with the Resolutions, and when appropriate entries are made in the register of members (shareholders) of the Company, the Shares will be validly issued, fully paid and non-assessable.

In this opinion letter, the phrase "non-assessable" means, with respect to the issuance of the Shares, that a shareholder shall not, in respect of the relevant Shares, have any obligation to make further contributions to the Company's assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

These opinions are subject to the qualification that under section 42 of the BVI Business Companies Act (as amended), the entry of the name of a person in the register of members of a company as a holder of a share in a company is prima facie evidence that legal title in the share vests in that person. A third party interest in the shares in question would not appear. An entry in the register of members may yield to a court order for rectification (for example, in the event of inaccuracy or omission)

These opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the British Virgin Islands which are in force on the date of this opinion letter. We express no opinion as to the meaning, validity or effect of any references to foreign (i.e. non-British Virgin Islands) statutes, rules, regulations, codes, judicial authority or any other promulgations.

We have also relied upon the assumptions, which we have not independently verified, that (a) all signatures, initials and seals are genuine, (b) copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals, and (c) upon the issue of any Shares, the consideration received by the Company shall be not less than the par value of such Shares.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP
Maples and Calder (Hong Kong) LLP

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